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                                                                   Exhibit 10.50

                            NINTH AMENDMENT TO LEASE

      This Amendment made as of the fourth day of April, 1996 is by and between Grove Street Associates of Jersey City Limited Partnership, a New Jersey limited partnership having an office at c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 (hereinafter called "Landlord"), and Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation having an office at 140 Broadway, New York, New York 10271 (hereinafter called "Tenant").

                                   WITNESSETH

      WHEREAS, Landlord and Tenant have previously entered into a Lease, First Amendment of the Lease and Side Letter Amendment executed in connection therewith, all dated July 1, 1987, a Side Letter Agreement dated June 19, 1989, a Second Amendment to Lease dated March 12, 1992, a Third Amendment to Lease dated December 27, 1992, a Side Letter Agreement dated September 29, 1993, a Fourth Amendment to Lease dated December 23, 1993, a Fifth Amendment to Lease dated May 1, 1994, a Sixth Amendment to Lease dated March 9, 1995, a Seventh Amendment to Lease dated June 16, 1995 and an Eighth Amendment dated April 4, 1996 (collectively the "Lease"), covering certain premises in the building at 1 Pershing Plaza, Jersey City, New Jersey (the "Building"); and

      WHEREAS, Landlord and Tenant desire to amend the Lease as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing, the sum of Ten ($10.00) Dollars and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree to amend and modify the Lease as follows:

1. With respect to the electricity to be consumed and paid for by Tenant on the 14th and 15th Floors, Tenant may elect to connect the electric panels on the 14th and 15th Floors to Tenant's existing electric meter currently measuring Tenant's electricity consumption of the Premises and pay the public utility supplying the electricity directly. In the event Tenant does not so elect, the electric current for the 14th and 15th Floors shall be supplied by Landlord for use by Tenant during the term. Landlord, at Tenant's expense, shall install a check meter to measure the electrical consumption of the 14th and 15th Floors. Tenant shall pay to Landlord, monthly, as Additional Rent, the cost of providing the electricity (including the cost of the meter reading service) to the 14th and 15th Floors at terms, classifications and rates normally charged to the Building by the public utilities corporation servicing that part of Jersey City where the Building is located. All computations shall be made on the basis of Tenant's metered usage.

2. With respect to the Eighth Lease Amendment, Article 32 "Broker" is hereby deleted and the following shall apply to the leasing of the 14th & 15th
      Floors: "Landlord and Tenant represent and warrant to each other that no broker brought about this transaction, and the parties agree to indemnify and hold each other harmless from any and all claims of any broker (claiming to have dealt with the indemnifying party) arising out of or in connection with the negotiations of or entering into of this Amendment by Tenant and Landlord. Landlord represents that there is no commission due to Cushman and Wakefield in connection with this transaction pursuant to any prior agreement between Landlord and Cushman and Wakefield.

      EXCEPT as modified herein, the Lease dated July 1, 1987 and all amendments and sideletters applicable thereto covering the Premises shall remain in full force and effect as if the same had been set forth in full herein and Tenant and Landlord hereby ratify and confirm all of the terms and conditions thereof. Tenant acknowledges that it has no offsets, defenses or counterclaims to its obligations under the Lease as amended hereby.

      THIS Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assign.

GROVE STREET ASSOCIATES OF                  DONALDSON, LUFKIN & JENRETTE
JERSEY CITY LIMITED PARTNERSHIP             SECURITIES CORPORATION
(Landlord)                                  (Tenant)

By: Cali Sub IV, Inc.
    General Managing Partner


By: /s/ James G. Nugent                     By: /s/ Robert A. Yurman
    -----------------------------------         -------------------------------
    James G. Nugent                             Robert A. Yurman, Vice President
    Vice President - Leasing                    Director of Administration